Exhibit 99.1
Energy Focus, Inc. selected to receive $1.4 million contract to provide LED lighting for Virginia Class Attack Submarines
New lighting to utilize Energy Focus’ proprietary Solid State Optical Delivery Technology
USS Virginia (SSN-774 Class Submarine)
The Virginia Class attack submarines are designed for a broad spectrum of open-ocean and near-shore missions.

SOLON, Ohio, July 30, 2009— Energy Focus, Inc. (Nasdaq: EFOI), a global leader in energy-efficient lighting technologies, announced today that it has been selected to receive a $1.4 million contract by the Naval Research Warfare Center to develop and produce solid state lighting fixtures for use specifically on Virginia Class attack submarines. The new fixtures will replace single, double and triple tube fluorescent water tight fixtures now in use as well as provide solid state replacements for existing fluorescent based berth lights. Once qualified, the new solid state fixtures will be available as lighting alternatives across the fleet.
Utilizing Energy Focus’ proprietary Solid State Optical Delivery technology, the fixtures, to be developed over the next 12 months, must meet the Navy’s new stringent requirements for LED systems which include light output, shock and vibration, corrosion, EMC and EMI compliance, efficiency, life, and maintenance specifications. “We feel confident that the new fixtures will not only meet but exceed military requirements given the extensive development and testing of the base technology we’ve already done at sea under DARPA sponsorship over the past three years,” commented Roger Buelow, Energy Focus CTO.
“Energy Focus’ selection, while not only making a difference in the future of lighting for the United States military, is a great example of a military program making a difference in the future of lighting for our nation” said Joe Kaveski, CEO. “We expect that Energy Focus’ Solid State Optical Delivery technology will find application far beyond the military to provide energy efficient, mercury-free, long-life alternatives to fluorescent bulbs in commercial applications.”

About Energy Focus, Inc
Energy Focus, Inc. is a leading supplier of energy solutions and the world’s only supplier of EFO®, a lighting technology that is more efficient than conventional electric lamps. Energy Focus has a long standing relationship with the US Government. EFOI’s Energy Star partnership and numerous Research and Development projects for the DOE and DARPA include creating energy efficient LED lighting systems for the US Navy fleet and the next generation Very High Efficiency Solar Cell. Energy Focus products are designed, manufactured and marketed for the commercial lighting and swimming pool markets. Energy Focus solutions provides energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Customers include supermarket chains, retail stores, museums, theme parks and casinos, hotels, swimming pool builders and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The company has additional offices in Pleasanton, CA, United Kingdom and Germany. For more information, see www.energyfocusinc.com.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the business outlook for 2009 and thereafter. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. For more information about potential factors that could affect Energy Focus financial results, please refer to the Company’s SEC reports, including its Annual Reports on Form 10-K and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.
Media Contact:
Energy Focus, Inc., Public Relations Office
(440) 715-1295
pr@energyfocusinc.com
Investor Relations Contact:
Brion D. Tanous
Principal
CleanTech IR, Inc.
(310) 541-6824
btanous@cleantech-ir.com